Exhibit 99.1
For Immediate Release
FULL HOUSE RESORTS UPDATES STATUS OF NAMBÉ PUEBLO CASINO DEVELOPMENT PROJECT
     Las Vegas – (Business Wire) – March 19, 2008 – Full House Resorts (AMEX: FLL) today announced that it is no longer pursuing the development or management of a casino resort with the Nambé Pueblo of New Mexico. Since 2005, the Company has been working with the Pueblo and its Gaming Enterprise Board to develop a casino on tribal lands. The project was originally conceived as an economic development, including a casino and hotel, as well as other retail and commercial operations. Over the last several years, changes in the tribal leadership, the expansion of the nearby Buffalo Thunder Casino Resort as well as current market conditions led to a downsizing of the project and the ultimate decision by the Pueblo leadership to pursue alternative plans with a non-gaming developer to develop a travel center with a small slot parlor component attached.
     Pursuant to the terms of the Development Agreement, the Pueblo has recognized the obligation to reimburse all of the Company’s development advances for the project. Full House currently has advanced approximately $655,000 for the development of the project, all of which is expected to be reimbursed by the Pueblo on yet to be negotiated terms. In addition, the Company will negotiate payment from the Pueblo or its new developer for the value of the exclusive gaming rights granted to the Company by the Pueblo. However, the Company expects to recognize an impairment loss of approximately $200,000 as of December 31, 2007 on the development contract rights pending a resolution with the Pueblo.
About Full House Resorts, Inc.
Full House owns, develops and manages gaming facilities. Full House owns the Stockman’s Casino in Fallon, Nevada which has 8,400 square feet of gaming space with approximately 260 gaming machines, four table games and a keno game. The casino has a bar, a fine dining restaurant and a coffee shop. Full House also receives a guaranteed fee from the operation of Harrington Raceway and Casino, formerly Midway Slots and Simulcast at the Delaware State Fairgrounds in Harrington, Delaware. Harrington Raceway and Casino recently opened an expansion and is remodeling its original building which will result in a total of 2,000 gaming devices, a buffet, gourmet Steak House, other food and beverage outlets and an entertainment lounge. Full House also has a management agreement with the Nottawaseppi Huron Band of Potawatomi Indians for the development and management of a first-class casino/resort with 2,500 gaming devices, 90 table games and 20 poker tables in the Battle Creek, Michigan area, which is currently in development. In addition, Full House has been working with the Northern Cheyenne Nation of Montana for the development and management of a 27,000 square foot gaming facility. Further information about Full House can be viewed on its web site at www.fullhouseresorts.com.
Forward-looking Statements
Some of the statements made in this release are forward-looking statements. These forward-looking statements are based upon Full House’s current expectations and projections about future events and generally relate to Full House’s plans, objectives and expectations for Full House’s business. Although Full House’s management believes that the plans and objectives expressed in these forward-looking statements are reasonable, the outcome of such plans, objectives and expectations involve risks and uncertainties including without limitation, regulatory approvals, financing sources and terms, integration of acquisitions, competition and business conditions in the gaming industry. Additional information concerning potential factors that could affect Full House’s financial condition and results of operations is included in the reports

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Full House files with the Securities and Exchange Commission, including, but not limited to, it’s Form 10-KSB for the most recently ended fiscal year.
For the foregoing reasons, readers and investors are cautioned that there also can be no assurance that the outcomes expressed in Full House’s forward-looking statements included in this release and otherwise will prove to be accurate. In light of the significant uncertainties inherent in such forward-looking statements, the inclusion of such information should not be regarded as a representation or warranty by Full House or any other person that Full House’s objectives and plans will be achieved in any specified time frame, if at all. Full House does not undertake any obligation to update any forward-looking statements or to announce revisions to any forward-looking statements.
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For further information, contact:
Mark Miller, Chief Financial Officer
Full House Resorts, Inc.
702-221-7800
www.fullhouseresorts.com
Or
William R. Schmitt
Integrated Corporate Relations
203-682-8200
investors@fullhouseresorts.com

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